UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2006

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Industrial Way, Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-284-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

MKS Instruments, Inc. ("MKS") entered into a written employment agreement with Frank Schneider, MKS’ Vice President and General Manager, Ion Systems. The agreement, which was signed on November 25, 2006 and became effective upon the closing of MKS' acquisition of Ion Systems, Inc. on January 3, 2006, sets a base annual salary of $225,000, which salary is reviewed annually. Mr. Schneider is also entitled to standard benefits including participation in a profit sharing and retirement savings plan, vacation days, life insurance and medical/dental insurance. Separately, Mr. Schneider is eligible to receive a bonus of up to 50% of his salary, based on the performance of Ion Systmes, Inc. and his personal performance.

The employment agreement provides that the term of employment is month to month with termination upon death or at the election of either party. If Mr. Schneider's employment is terminated by the Company other than for cause (as defined in the agreement), he shall continue to receive salary and certain benefits for 6 months after the date of such termination. Mr. Schneider is obligated to disclose inventions to MKS and maintain the confidentiality of trade secrets and other confidential information.

A copy of the agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Employment Agreement dated November 25, 2005 between MKS Instruments, Inc. and Frank Schneider.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

January 5, 2006	By:	/s/ Ronald C. Weigner

Name: Ronald C. Weigner
Title: VP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement dated November 25, 2005 between MKS Instruments, Inc. and Frank Schneider.